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                                                                  EXHIBIT (h)(3)

           FORM OF ADMINISTRATION AND SHAREHOLDER SERVICES AGREEMENT

          ADMINISTRATION AND SHAREHOLDER SERVICES AGREEMENT, made this 21st day of May, 2001 between Pacific Funds (the "Fund"), a Delaware business trust, and Pacific Life Insurance Company (the "Administrator"), an insurance company domiciled under the laws of California.

          WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Fund initially established twelve series, which are designated in Schedule A hereto, such initial series together with any other series subsequently established by the Fund, with respect to which the Fund desires to retain the Administrator to render administrative and shareholder services hereunder, and with respect to which the Administrator is willing to do so, being herein collectively referred to also as the "Portfolios"; and

          WHEREAS, the Fund wishes to retain the Administrator to provide administrative and shareholder services to the Fund with respect to the Portfolios in the manner and on the terms hereinafter set forth; and

          WHEREAS, the Administrator is willing to furnish such services in the manner and on the terms hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

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     1.   Appointment. The Fund hereby appoints the Administrator to provide the
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administrative and shareholder services with respect to the Portfolios for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

     In the event the Fund establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render such services it shall notify the Fund in writing, whereupon such additional series shall become a Portfolio hereunder by amendment to Schedule A hereto.

     2.   Duties. Subject to the general supervision of the Board of Trustees,
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the Administrator shall provide or procure the organizational, administrative and other services set forth below:

          (a)  Administrative Services. The Administrator shall provide or
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procure the following services with respect to the Fund: (i) coordinating matters relating to the operation of the Portfolios including any necessary coordination among the adviser and sub-advisers to the Portfolios, the custodian, transfer agent, sub-transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Portfolios), accountants, attorneys, sub-administrators and other parties performing services or operational functions for the Portfolios; (ii) providing the Fund with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to provide effective administration of the Fund; (iii) maintaining or procuring the services of third parties to maintain such books and records of the Fund as may be required by applicable federal law or regulation; (iv) preparing or procuring the services of third parties to prepare all federal, state, and local and foreign tax returns and reports of the Fund required by applicable law; (v) filing and arranging for the distribution of proxy materials and periodic reports to shareholders of the Fund as required by applicable law; (vi) arranging for the filing of such registration statements and other

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documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Fund and qualify the Fund to do business or as otherwise required by applicable law; (vii) arranging for meetings of the Fund's Board of Trustees and, in connection therewith, providing or procuring the services of third parties to provide the Board with necessary or appropriate information or materials for its meetings; (viii) providing or procuring the services of third parties to provide statistical or research data, other than that provided by the investment sub-advisers to the Portfolios, and such other reports, evaluations and information as the Fund may reasonably request from time to time; (ix) taking such other action with respect to the Fund, as may be required by applicable law or regulation, including, without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies; (x) providing the Fund with adequate personnel, office space, communications facilities, and other facilities necessary for the Fund's operations as contemplated in this Agreement; (xi) receiving and responding, or procuring the services of third parties to receive and respond, to inquiries from shareholders or their agents or representatives relating to the Fund in accordance with normal mutual fund industry standards, concerning, among other things, account information, or referring any such inquiries to the Fund's officers or appropriate agents; (xii) procuring the services of third parties to serve as the Fund's accounting agent and calculate the net asset value of the Portfolios in accordance with applicable law and regulation and the Registration Statement on Form N-1A as amended from time to time ("Registration Statement"); and (xiii) providing such other administrative and shareholder services as may be specified by agreement of the Fund and the Administrator from time to time or procured by the Administrator on behalf of the Fund, at the expense of the Administrator, pursuant to a sub-administration agreement relating to such services. The Fund may be a party to any sub-administration or similar agreement related to such services, which agreement may provide that the Fund is responsible for certain costs and expenses related to the services provided thereunder.

          (b)  Transfer Agency Services. The Administrator shall procure on
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behalf of the Fund, at the expense of the Administrator, transfer agency, dividend disbursement agency and registrar

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services from an entity qualified to provide such services to the Fund. The Fund may be a party to any agreement related to such services, which agreement may provide that the Fund is responsible for certain costs and expenses related to the services provided thereunder.

          (c) The Administrator shall make its officers and employees available to the Board of Trustees and officers of the Fund for consultation and discussions regarding the administration of the Fund and services provided to the Fund under this Agreement.

          (d)  In performing or procuring these services, the Administrator:

               (i) shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund's Board of Trustees, and with the provisions of the Fund's Registration Statement.

               (ii) shall, in rendering services or in procuring the services of third parties under this Agreement, seek to maintain standards of service that are consistent with those prevailing in the mutual fund industry.

               (iii) will make available to the Fund, promptly upon request, any of the Fund's books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

               (iv) will regularly report to the Fund's Board of Trustees on the services provided or procured under this Agreement and will furnish the Fund's Board of Trustees
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          with respect to such services such periodic and special reports as the Trustees may reasonably request.

     3.   Documentation.  The Fund has delivered copies of each of the following
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documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

          (a)  the Fund's Registration Statement; and

          (b) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement.

     4.   Compensation.  As compensation for the services rendered under this
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Agreement, the Fund shall pay to the Administrator a fee at an annual rate of
0.35% of the average daily net assets of each of the Portfolios. The fees payable to the Administrator for all of the Portfolios shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

     5.   Non-Exclusivity. It is understood that the services of the
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Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

     6.   Expenses. During the term of this Agreement, the Administrator will
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pay all expenses incurred by it in connection with its obligations under this
Agreement, except such expenses as are those of the Fund under this Agreement and any expenses that are paid by the Administrator under the terms of any other Agreement between the Administrator and the Fund. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement; provided, however, that the Fund shall compensate the Administrator for the services of employees of the Administrator in connection with providing accounting, legal, and compliance services to the Fund and such other services as may be set

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forth in, and in accordance with the terms of, the Support Services Agreement between the Fund and the Administrator dated May 21, 2001, as it may be amended from time to time, or an agreement that replaces such Support Services Agreement.

     The Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Fund, include, but are not limited to: organizational expenses and expenses of maintaining the Fund's legal existence; costs of services of independent accountants (including the performance of audits and the preparation of financial statements and reports) and legal and tax counsel (including such counsel's assistance with the preparation or review of the Fund's Registration Statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); expenses of overseeing the Fund's regulatory compliance program; costs of any services contracted for by the Fund directly from parties other than the Administrator; costs of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums, interest on borrowed funds, and other fees and expenses applicable to its operation; costs related to the custody of the Fund's assets (including custody of assets outside of the United States); costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, trustee or employee of the Fund; costs incidental to the preparation, printing and distribution of the Fund's Registration Statements and any amendments thereto and shareholder reports; cost that may properly be borne by the Fund of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns, Form N-1A and Form N-SAR, and all filings, notices, registrations and amendments associated with applicable federal, state and foreign tax and securities laws; all applicable registration fees and filing fees required under federal and state

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securities laws; fidelity bond and directors' and officers' liability insurance;
and costs of independent pricing services used in computing each Portfolio's net asset value.

     7.   Liability.  The Administrator shall give the Fund the benefit of the
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Administrator's reasonable best efforts in rendering services under this
Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Fund agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of (i) any services rendered by the Administrator under this Agreement, or (ii) any services rendered by a third party whose services were procured by the Administrator under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence by the Administrator in performance of the Administrator's duties, or by reason of reckless disregard by the Administrator of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Fund of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Fund or the Administrator or provide a defense for any other person, including persons that provide sub-administration, transfer agency, or other services to the Fund as described in Section 2 of this Agreement.

     8.   Term and Continuation. This Agreement shall take effect as of the date
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indicated above, and shall remain in effect, unless sooner terminated as provided herein, for two years from such date, and shall continue thereafter on an annual basis with respect to each Portfolio provided that such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Fund, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund, or the Administrator.

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     This Agreement may be terminated:

          (a) by the Fund at any time with respect to the services provided by the Administrator, by vote of a majority of the entire Board of Trustees of the Fund on 60 days' written notice to the Administrator;

          (b) by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Fund.

     9.   Use of Name.  It is understood that the name "Pacific Life Insurance
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Company" or "Pacific Life" or any derivative thereof or logo associated with those names are the valuable property of the Administrator and its affiliates, and that the Fund and/or the Portfolios shall use such names (or derivatives or logos) only so long as this Agreement or an agreement between the Fund and the Administrator related to the investment management of the Portfolios is in effect ("Investment Advisory Agreement"). Upon termination of this Agreement and any Investment Advisory Agreement with respect to a Portfolio, the Fund (or Portfolio) shall forthwith cease to use such name (or derivative or logo) and, in case of the Fund, shall promptly amend its Declaration of Trust to change its name.

     10.  Notices.  Notices of any kind to be given to the Administrator by the
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Fund shall be in writing and shall be duly given if mailed or delivered to the
Administrator at 700 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Fund by the Administrator shall be in writing and shall be duly given if mailed or delivered to 700 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Fund.

     11.  Fund Obligation.  A Copy of the Fund's Certificate of Trust is on file
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with the State of Delaware and notice is hereby given that the Agreement has been executed on behalf of the Trust by a trustee or officer of the Trust in his or her capacity as such and not individually. The obligations of this

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Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer, or shareholder of the Fund individually. Further, the debts, liabilities, obligations and expenses incurred or contracted for hereunder with respect to a Portfolio shall be enforceable against the assets of that Portfolio only and not against the assets of the Fund generally or any other Portfolio.

     12.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original.

     13.  Miscellaneous.  (a)  This Agreement shall be governed by the laws of
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Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

          (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

          (d) This Agreement may not be assigned by the Fund or the Administrator without the consent of the other party.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                         PACIFIC FUNDS

_________________________________        By: _______________________________
Attest:                                       Name:
Title:                                        Title:

                                         PACIFIC LIFE INSURANCE COMPANY


_________________________________        By: _______________________________
Attest:                                       Name:
Title:                                        Title:

_________________________________        By: _______________________________
Attest:                                       Name:
Title:                                        Title:

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                                  Schedule A

Portfolios of the Pacific Funds subject to this Administration and Shareholder Servicing Agreement.

                            PF AIM Blue Chip Fund
                            PF AIM Aggressive Growth Fund
                            PF INVESCO Health Sciences Fund
                            PF INVESCO Technology Fund
                            PF Janus Strategic Value Fund
                            PF Janus Growth LT Fund
                            PF Lazard International Value Fund
                            PF MFS Mid-Cap Growth Fund
                            PF MFS Global Growth Fund
                            PF PIMCO Managed Bond Fund
                            PF Pacific Life Money Market Fund
                            PF Salomon Brothers Large-Cap Value Fund

Date:  May 21, 2001

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